Registration No. 333-173914

As filed with the Securities and Exchange Commission on May 18, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ART’S WAY MANUFACTURING CO. INC.

(Exact name of registrant as specified in its charter)

Delaware	42-09820725
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

5556 Highway 9

Armstrong, Iowa 50514

(Address of Principal Executive Offices and Zip Code)

Art’s-Way Manufacturing Co., Inc. 2011 Equity Incentive Plan

Art’s-Way Manufacturing Co., Inc. 2020 Equity Incentive Plan

(Full title of the plan)

Michael W. Woods	Copies to:
Chief Financial Officer	Amanda K. Lorentz
Art’s-Way Manufacturing Co., Inc.	Fredrikson & Byron, P.A.
5556 Highway 9	200 South Sixth Street, Suite 4000
Armstrong, Iowa 50514	Minneapolis, MN 55402
(712) 864-3131	Telephone: (612) 492-7000
(Name, address and telephone number,	Fax: (612) 492-7077
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 4, 2011, Art’s-Way Manufacturing Co., Inc. (the “Company” or the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333-173914) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 466,500 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) available for issuance under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”). The Company paid a registration fee of $467.41 at that time to register such shares of Common Stock. The Registration Statement also covered an indeterminate number of shares of Common Stock as may have become issuable pursuant to antidilution provisions of the 2011 Plan.

On April 30, 2020 (the “Approval Date”), the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) was approved by its stockholders at the Company’s Annual Meeting of Stockholders. Upon stockholder approval of the 2020 Plan, no additional awards will be made under the 2011 Plan. The number of shares of Common Stock for which awards may be granted under the 2020 Plan is (i) 500,000 new shares, plus (ii) up to 56,000 shares that were subject to outstanding awards under the 2011 Plan, as of the effective date of the 2020 Plan, that are subsequently cancelled, terminate unearned, expire, are forfeited, or lapse for any reason and (iii) up to 42,015 shares authorized under the 2011 Plan that are not subject to outstanding awards under the 2011 Plan, as of the effective date of the 2020 Plan ((ii) and (iii) collectively, the “Carryover Shares”).

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Company disclose a material change in the plan of distribution as it was originally disclosed in the Registration Statement and SEC Compliance and Disclosure Interpretation 126.43, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to reflect that, as of the Approval Date, the Carryover Shares may be issued under the 2020 Plan. The Company is also filing as an exhibit hereto a copy of the 2020 Plan and a new opinion as to the validity of the shares of Common Stock that were previously issuable pursuant to the 2011 Plan. All other items of the Registration Statement are incorporated herein by reference without change.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant is filing a registration statement on Form S-8 to register 500,000 new shares of Common Stock authorized for issuance pursuant to the 2020 Plan, which amount excludes the Carryover Shares. No additional shares of Common Stock are being registered by this Post-Effective Amendment No. 1 to the Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. In accordance with the rules and regulations of Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity incentive plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed February 6, 2020.
2.	The portions of the Company’s Proxy Statement, filed March 17, 2020, for the Company’s 2020 Annual Meeting of Stockholders incorporated by reference into the Company's Annual Report.
3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2020, filed on April 14, 2020.
4.	The Company’s Current Reports on Form 8-K filed February 3, 2020, March 11, 2020, April 22, 2020 and May 4, 2020.
5.	The description of the Company's Common Stock included on Exhibit 4.1 to the Company's Annual Report on Form 10-K.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s Certificate of Incorporation provides for indemnification to the fullest extent permitted by the Delaware General Corporation Law. The Registrant also maintains insurance policies that insure its officers and directors against certain liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following are filed as exhibits to this Registration Statement on Form S-8:

Exhibit Number	Description

5.1	Opinion of Fredrikson & Byron, P.A. as to the 2011 Equity Incentive Plan (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8 filed May 4, 2011).

5.2	Opinion of Fredrikson & Byron, P.A. as to the 2020 Equity Incentive Plan.

23.1	Consent of Eide Bailly LLP.

23.2

Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1) with respect to the 2011 Equity Incentive Plan (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8 filed May 4, 2011).

23.3	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.2) with respect to the 2020 Equity Incentive Plan.

24.1	Power of Attorney (including on signature page hereof).

99.1	Art’s-Way Manufacturing Co., Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed May 4, 2020).

99.2	Form of Restricted Stock Agreement under 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed May 4, 2020).

99.3	Form of Restricted Stock Unit Agreement under 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed May 4, 2020).

99.4	Form of Incentive Stock Option Award under 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed May 4, 2020).

99.5	Form of Non-Qualified Option Award under 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed May 4, 2020).

99.6	Art’s-Way Manufacturing Co., Inc. 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed May 3, 2011).

99.7

Form of Incentive Stock Option Agreement under the Art’s-Way Manufacturing Co., Inc. 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed May 3, 2011).

99.8

Form of Nonqualified Stock Option Agreement under the Art’s-Way Manufacturing Co., Inc. 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed May 3, 2011).

99.9

Form of Restricted Stock Agreement under the Art’s-Way Manufacturing Co., Inc. 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed May 3, 2011).

99.10

Form of Restricted Stock Unit Agreement under the Art’s-Way Manufacturing Co., Inc. 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed May 3, 2011).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armstrong, State of Iowa on May 18, 2020.

Art’s-Way Manufacturing Co., Inc.

By:	/s/ Carrie L. Gunnerson
Carrie L. Gunnerson
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Michael W. Woods his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Post-Effective Amendment to Registration Statement on Form S-8 of Art’s-Way Manufacturing Co., Inc. relating to the Company’s 2011 and 2020 Equity Incentive Plans and any or all amendments or post-effective amendments to the Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Carrie L Gunnerson	President and Chief Executive Officer (Principal Executive Officer)	May 18, 2020
Carrie L. Gunnerson

/s/ Michael W. Woods	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 18, 2020
Michael Woods

/s/ Marc H. McConnell	Director	May 18, 2020
Marc H. McConnell

/s/ J. Ward McConnell, Jr.	Director	May 18, 2020
J. Ward McConnell, Jr.

/s/ Thomas E. Buffamante	Director	May 18, 2020
Thomas E. Buffamante

/s/ David R. Castle	Director	May 18, 2020
David R. Castle

/s/ David A. White	Director	May 18, 2020
David A. White